UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2017 (July 20, 2017)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on July 20, 2017. There were 25,435,090 eligible votes, with 23,539,048 votes being cast, or 92.55%.

(b)	Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected.

1.	The following directors were elected:

Nominees for Director	Votes Cast for	Against	Abstain	Broker Non-Votes
Frank D. Bracken	19,848,120	627,791	21,068	3,042,069
Michael D. Magill	19,645,572	835,787	15,620	3,042,069
Keith S. Walters	18,217,366	2,258,545	21,068	3,042,069

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

John R. Blind; Godfrey M. Long, Jr.; Thomas R. Price; Alejandro Quiroz; Michael J. Schaefer; and James C. Taylor.

2.	Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2018.

For	Against	Abstain
22,809,045	692,705	37,298

3.	To approve a non-binding advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
18,471,711	1,924,348	100,920	3,042,069

4.	To approve a non-binding vote on the frequency of holding the non-binding advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain
16,421,821	38,981	3,849,647	87,111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: July 21, 2017	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr. Chief Financial Officer